UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 5, 2021

PEAPACK GLADSTONE FINANCIAL CORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PGC	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements.  On August 5, 2021, Peapack-Gladstone Financial Corporation (the “Company”) and Peapack-Gladstone Bank (the “Bank”) entered into amended and restated employment agreements with each of: (1) Douglas L. Kennedy, President and Chief Executive Officer of the Company and the Bank; (2) Jeffrey J. Carfora, Senior Executive Vice President and Chief Financial Officer of the Company and the Bank; (3) John P. Babcock, Senior Executive Vice President and President of Private Wealth Management; and (4) Gregory M. Smith, Executive Vice President and President of Commercial Banking of the Bank.  The employment agreements supersede and replace the executives’ prior employment agreements and change in control agreements with the Company and the Bank. The employment agreements provide for an initial term through December 31, 2023.

A copy of the form of amended and restated employment agreements was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Under the employment agreements, commencing as of January 1, 2022, and on each subsequent January 1st thereafter, the term of the agreement will renew for one additional year so that the remaining term will become three years unless the Bank and/or the Company or the executive provides written notice to the other at least 30 days prior to a renewal date.  The employment agreements provide that: (1) Mr. Kennedy will continue to serve as President and Chief Executive Officer and will receive an initial annual base salary of $731,000; (2) Mr. Carfora will continue to serve as Senior Executive Vice President and Chief Financial Officer and will receive an initial annual base salary of $376,000; (3) Mr. Babcock will continue to serve as Senior Executive Vice President and President of Private Wealth Management and will receive an initial annual base salary of $545,000; and (4) Mr. Smith will continue to serve as Executive Vice President and President of Commercial Banking and will receive an initial annual base salary of $340,000.  The base salaries may be increased and cannot be decreased unless written consent is received from the executive.   In addition to base salary, the employment agreements provide for, among other things, participation in bonus, short-term, and long-term incentive programs and other benefit plans and arrangements applicable to executive officers.

Under the employment agreements, the Bank and/or the Company may terminate the executive’s employment for “cause” (as defined in the agreement) at any time, in which event the executive would have no right to receive compensation or other benefits for any period after the executive’s termination of employment.  Certain events resulting in the executive’s termination of employment entitle the executive to severance benefits.  In the event of the executive’s involuntary termination of employment or voluntary termination for “good reason” (as defined in the agreement), then the executive would be entitled to a severance payment equal to the greater of (1) two times the executive’s base salary or (2) the amount of base salary that the executive would have earned had the executive remained employed for the remaining term.  The severance payments will be payable in equal installments in accordance with the Bank’s regular payroll practices over a two-year period.

In the event of the executive’s involuntary termination of employment for a reason other than for cause or upon the executive’s voluntary termination for good reason on or within 24 months of a “change in control” of the Company or the Bank (as defined in the agreement), the executive would become entitled to a severance payment in the form of a cash lump sum equal to the sum of three times the executive’s base salary plus three times the greater of (1) the executive’s average annual cash bonus (but not less than target) for the three annual performance periods preceding the date of termination of employment or (2) the annual bonus paid to the executive for the most recent annual performance period.  The severance payment is payable within 30 days following the executive’s date of termination of employment.  In addition, provided that the executive is eligible and timely elects continuing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), the Bank will pay the executive consecutive monthly cash payments equal to the monthly COBRA premium for the level of coverage in effect for the executive (including the executive’s spouse and dependents) under the Bank’s group health plan for 18 months following the executive’s termination of employment.  Following the 18-month period, if the executive secures an individual policy for health coverage, the Bank will reimburse the executive for the monthly cost of such coverage for the period commencing the first day following the 18-month period and ending the last day of the 36-month period following the executive’s date of termination, provided, however, that the amount of such reimbursements for any month will not exceed the monthly cost of COBRA.
Upon termination of the executive’s employment (other than following a change in control), the executive will be subject to certain restrictions on the executive’s ability to compete or to solicit business or employees of the Bank and the Company for a period of one year following the executive’s termination of employment.  The employment agreements also include provisions protecting the Company’s and Bank’s confidential business information.

Change in Control Agreement.  On August 5, 2021, the Company and the Bank entered into a change in control agreement with Robert A. Plante, Executive Vice President and Chief Operating Officer of the Company and the Bank.  The change in control agreement supersedes and replaces the executive’s prior change in control agreement with the Company and the Bank.
A copy of the amended and restated change in control agreement was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.
The change in control agreement has an initial term that ends on December 31, 2022, which will extend automatically for one additional year on January 1, 2022, and each January 1st thereafter, so that the remaining term is two years, unless either the Bank and/or the Company or the executive gives written notice at least 60 days prior to the renewal date that the agreement will not be renewed.  Notwithstanding the foregoing, if the Company or the Bank enters into a transaction that would be considered a change in control as defined under the agreement, the term of the agreement would extend automatically so that it would expire no less than two years beyond the effective date of the change in control.

In the event of the executive’s involuntary termination of employment for a reason other than for cause or upon the executive’s voluntary termination for good reason upon or within two years following the effective date of a change in control of the Company or the Bank, the executive would be entitled to a severance payment equal to the sum of two times the executive’s base salary in effect as of the date of termination or immediately prior to the change in control, whichever is higher, plus two times the greater of (1) the executive’s average annual cash bonus (but not less than target) for the three annual performance periods preceding the date of termination of employment or (2) the annual bonus paid to the executive for the most recent annual performance period.  Such payment is payable in a lump sum within 30 days following the executive’s date of termination.  In addition, provided the executive is eligible and timely elects continuing coverage under COBRA, the Bank will pay the executive consecutive monthly COBRA premium reimbursement payments for the level of coverage in effect for the executive (including the executive’s spouse and dependents) under the Bank’s group health plan for 18 months following the executive’s termination of employment.

The foregoing descriptions of the employment agreements and change in control agreement do not purport to be complete and are qualified in their entirety by reference to the employment agreements and change in control agreement attached hereto as Exhibits 10.1 and 10.2, respectively, in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title

10.1
Form of Employment Agreement, by and among Peapack-Gladstone Financial Corporation, Peapack-Gladstone Bank and each of Douglas L. Kennedy, Jeffrey J. Carfora, John P. Babcock and Gregory M. Smith, incorporated by reference to Exhibit 10.2 of the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 2021.

10.2
Change in Control Agreement by and among Peapack-Gladstone Financial Corporation, Peapack-Gladstone Bank and Robert A. Plante, incorporated by reference to Exhibit 10.3 of the Registrant’s Form 10-Q Quarterly Report for the quarter ended June 30, 2021.

101.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated: March 3, 2022	By:	/s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Senior Executive Vice President and Chief Financial Officer